Writer’s Direct Dial

EXHIBIT 4

EMMET, MARVIN & MARTIN, LLP

COUNSELLORS AT LAW

_____

120 Broadway

New York, New York 10271

_____

(212) 238-3000

(212) 653-1760

_____

Fax: (212) 238-3100

Fax: (212) 653-1730

http://www.emmetmarvin.com

177 MADISON AVENUE MORRISTOWN, NEW JERSEY 07960 (973) 538-5600 FAX: (973) 538-6448 _____
1007 ORANGE STREET, SUITE 1460 WILMINGTON, DELAWARE 19801 (302) 472-7000 FAX: (302) 472-7120 _____
1351 WASHINGTON BOULEVARD STAMFORD, CONNECTICUT 06902-4543 (203) 425-1400 FAX: (203) 425-1410

September 7, 2007

The Bank of New York

  as Depositary

101 Barclay Street

New York, New York, 10286

Re:

Unsponsored American Depositary Receipts for Ordinary Shares of Carl Zeiss Meditec AG

Ladies and Gentlemen:

We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for ordinary shares of Carl Zeiss Meditec AG for which you propose to act as Depositary.

We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the ADRs, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the ADRs.

This opinion may be used by you as an exhibit to the Registration Statement.

Very truly yours,

/s/ EMMET, MARVIN & MARTIN, LLP

EMMET, MARVIN & MARTIN, LLP